UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2023
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
Appointment of Nir Naor as Chief Financial Officer
On December 6, 2023, Axogen, Inc. (the “Company”) announced the appointment of Nir Naor as Chief Financial Officer, effective December 4, 2023. In connection with Mr. Naor’s appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Naor effective December 4, 2023 (the “Employment Agreement”). As a material inducement of employment, Mr. Naor will be granted 300,000 non-qualified restricted stock units (the “RSUs”) on January 1, 2024. Shares representing 1/3 of the RSUs will vest on the one-year anniversary of the grant date and shares representing 1/6 of the RSUs will vest on each six-month anniversary thereafter. Pursuant to the Employment Agreement, Mr. Naor’s annual base salary is $475,000 and he is eligible to participate in the Company’s bonus plan with the target bonus being 60% of his annual base salary. Mr. Naor’s employment is at-will but if his employment is terminated without cause prior to March 31, 2025 (the “Initial Term”), Mr. Naor will be entitled to severance benefits, including continuation of his salary through the Initial Term, payment of any annual bonus Mr. Naor would have been entitled to through the Initial Term, subject to the Company achieving all applicable performance metrics under the bonus plan, and any RSUs that would have vested during the Initial Term shall become vested as of the date of such termination. If Mr. Naor is terminated for cause, he would not be entitled to severance benefits. The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference here.
Mr. Naor, 49, has over 20 years of global work experience in executive finance and accounting activities, primarily focused on the life sciences industry. From October 2022 to November 2023, Mr. Naor held advisory and short-term CFO roles at a number of growth companies. From December 2021 to October 2022, he served as the CFO of HMNC Brain Health while supporting their fund raising and IPO preparedness endeavors. From January 2021 to September 2021, he served as the CFO and supported the sale of Arbor Pharmaceuticals, a private equity backed company. From October 2017 to January 2021, he served as CFO U.S./Americas of Mölnlycke Healthcare. From October 2012 to July 2017, he held various roles with UCB (ENXTBR: UCB) in both Europe and the United States, including founding UCB’s Portfolio Management and Resource Allocation function, and later becoming their U.S. CFO. Earlier in his career, Mr. Naor held several finance leadership positions with AstraZeneca, served as a financial consultant and investment banker, worked as an auditor with KPMG, and practiced commercial law. Mr. Naor currently serves in advisory roles for several emerging life sciences and technology companies, and as a board member and audit committee chair of Brainstorm Cell Therapeutics (NASDAQ: BCLI).
Mr. Naor holds a Master of Business Administration from IMD Business School in Switzerland, a master’s degree in law (LL.M.) from Hamburg University in Germany, and bachelor’s degrees in law (LL.B.) and in accounting from the Tel-Aviv University in Israel. Mr. Naor is also a CFA® charterholder.
Mr. Naor does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Naor has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Naor that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Departure of Peter Mariani as Chief Financial Officer
Effective upon Mr. Naor’s appointment, Peter Mariani stepped down from his role as the Executive Vice President and Chief Financial Officer of the Company and Axogen Corporation, a Delaware corporation (“AC”) and wholly owned subsidiary of the Company, at the request of the Board. The terms of Mr. Mariani’s separation remain under discussion but he will remain an employee of the Company for a brief transition period. The Company will file an amendment to this Current Report on Form 8-K once the separation terms are finalized. Mr. Mariani’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.
Item 7.01 Regulation FD Disclosure.
On December 6, 2023, the Company issued a press release announcing the appointment of Nir Naor as the Company’s Chief Financial Officer and Mr. Mariani’s departure. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The Company also reaffirms its previously announced guidance for fiscal year 2023.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.	See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description
10.1	Employment Agreement, dated December 4, 2023.
99.1	Press Release, dated December 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: December 6, 2023	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel and Chief Compliance Officer